UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014 (November 23, 2014)

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Renaissance House

12 Crow Lane

Pembroke, HM19 Bermuda

(Address of principal executive office)

(441) 295-4513

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

On November 23, 2014, RenaissanceRe Holdings Ltd. (“RenaisssanceRe”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among RenaissanceRe, Platinum Underwriters Holdings, Ltd., a Bermuda exempted company (“Platinum”), and Port Holdings Ltd., a Bermuda exempted company and a wholly owned subsidiary of RenaissanceRe (“Acquisition Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Acquisition Sub will be merged with and into Platinum (the “Merger”), with Platinum continuing as the surviving company (the “Surviving Company”) and as a wholly owned subsidiary of RenaissanceRe. Platinum is a Bermuda based reinsurance company.

Pursuant to the terms of the Merger Agreement, as a result of the Merger, each common share of Platinum, par value $0.01 per share (the “Company Common Shares”), issued and outstanding immediately prior to the effective time of the Merger (other than Company Common Shares owned by Platinum, RenaissanceRe or any of their respective subsidiaries and Company Common Shares held by holders who do not vote in favor of the Merger and comply with all of the provisions of the Companies Act 1981 of Bermuda concerning the rights of holders of Company Common Shares to require appraisal of their Company Common Shares pursuant to Bermuda law) will be cancelled and converted, at the election of the holder thereof in accordance with the procedures set forth in the Merger Agreement, into the right to receive (i) an amount of cash equal to $66.00 (the “Cash Election Consideration”), (ii) 0.6504 common shares of RenaissanceRe, par value $1.00 per share (the “Parent Common Shares”) (the “Share Election Consideration”) or (iii) 0.2960 Parent Common Shares (the “Standard Exchange Ratio”) and an amount of cash equal to $35.96 (the “Standard Cash Amount”) (the “Standard Election Consideration”). The maximum number of Parent Common Shares to be issued to Platinum shareholders as consideration for the Merger is 7,500,000 Parent Common Shares, and each of the Cash Election Consideration and the Share Election Consideration is subject to proration if the un-prorated aggregate share consideration is less than or greater than, respectively, 7,500,000 Parent Common Shares. In addition, the Merger Agreement requires that, subject to applicable laws, following the date of approval and adoption of the Merger Agreement by the Platinum shareholders and prior to the effective time of the Merger, Platinum shall declare and pay a special dividend of $10.00 per Company Common Share (the “Special Dividend”) to the holders of record of outstanding Company Common Shares as of a record date for the Special Dividend to be set by the board of directors of Platinum. Platinum is required to cause the Special Dividend to be paid prior to the effective time of the Merger.

Immediately prior to the earlier of the record date for the election form and the record date for the Special Dividend (the “Option Exercise Date”), each outstanding option to purchase Company Common Shares (the “Company Share Options”), whether vested or unvested, will be deemed exercised (on a net exercise basis) as of the Option Exercise Date, and the holders of such Company Share Options will be entitled, at their election, to receive the Cash Election Consideration (subject to proration), the Share Election Consideration (subject to proration) or the Standard Election Consideration, and to receive the Special Dividend, in each case, with respect to the net number of Company Common Shares deliverable to such holders upon such exercise. Any Company Share Options outstanding as of the effective time of the Merger will be automatically terminated and forfeited for no consideration.

At the effective time of the Merger, each then outstanding restricted Company Common Share (each, a “Company Restricted Share Award”) will become fully vested and non-forfeitable and will be converted into the right to receive, at the election of the holder thereof, the Cash Election Consideration (subject to proration), the Share Election Consideration (subject to proration) or the Standard Election Consideration. Each holder of a Company Restricted Share Award will be entitled to receive the Special Dividend with respect to the number of Company Common Shares underlying each such Company Restricted Share Award.

At the effective time of the Merger, each vested or unvested outstanding time-based restricted share unit (each, a “Company Time-Based RSU”) will be canceled and converted into the right to receive, at the election of the holder thereof, the Cash Election Consideration (subject to proration), the Share Election Consideration (subject to proration) or the Standard Election Consideration with respect to the number of Company Common Shares underlying such Company Time-Based RSU. Each holder of a Company Time-Based RSU will be credited with a dividend equivalent payment equal to the amount of the Special Dividend multiplied by the number of Company Common Shares underlying such Company Time-Based RSU, which dividend equivalent payment shall be paid on the day prior to the closing date.

At the effective time of the Merger, each outstanding vested or unvested market-based restricted share unit (each, a “Company MSU”) will be canceled and converted into the right to receive, at the election of the holder thereof, the Cash Election Consideration (subject to proration), the Share Election Consideration (subject to proration) or the Standard Election Consideration with respect to the “MSU Achieved Shares”, which will be the number of share units subject to such Company MSU immediately prior to the effective time of the Merger multiplied by the quotient of (A) the average of the closing prices of the Company Common Shares on the New York Stock Exchange for the twenty trading days ending on the date immediately preceding the effective time of the Merger, as adjusted by Platinum’s compensation committee in accordance with the terms of Platinum’s 2010 Share Incentive Plan and any applicable award agreements to reflect the Special Dividend, divided by (B) the average of the closing prices of the Company Common Shares on the New York Stock Exchange for the twenty trading days ending on the last day of the fiscal quarter immediately preceding the date of grant of the Company MSUs, subject to any maximum or minimum limitations set forth in the individual award agreement. Each holder of a Company MSU will be credited with a dividend equivalent payment equal to the amount of the Special Dividend multiplied by the number of MSU Achieved Shares underlying such Company MSU, which dividend equivalent payment will be paid on the day prior to the closing date.

At the effective time of the Merger, each outstanding vested or unvested share unit award granted under Platinum’s Amended and Restated Executive Incentive Plan (each, a “Company EIP Award”) will be canceled and converted into the right to receive an amount in cash equal to (A) the applicable number of EIP Achieved Shares (as defined below) multiplied by (B) the sum of (x) the Standard Cash Amount plus (y) the product of the Standard Exchange Ratio multiplied by the closing price of Parent Common Shares on the New York Stock Exchange as of the business day immediately prior to the closing date, which amount shall be adjusted as determined by Platinum’s compensation committee in accordance with the terms of Platinum’s Amended and Restated Executive Incentive Plan (the “EIP”) and any applicable award agreements, to take account of the Special Dividend. The “EIP Achieved Shares” will be the amount, subject to any maximum or minimum limitations set forth in applicable award agreements or the EIP, equal to the product of the total number of share units subject to such Company EIP Award immediately prior to the effective time of the Merger (1) multiplied by a fraction, the numerator of which is the number of days during the applicable performance period prior to the closing date and the denominator of which is the total number of days during the performance period, multiplied by (2) a performance factor determined as set forth in the applicable award agreement and the EIP.

The board of directors of Platinum has unanimously determined that the Merger is advisable and fair to, and in the best interests of, Platinum, the board of directors of RenaissanceRe has unanimously determined that the Merger is advisable and fair to, and in the best interests of, RenaissanceRe, and each of the boards of directors of Platinum and RenaissanceRe has approved the Merger Agreement and the statutory merger agreement attached to the Merger Agreement (the “Statutory Merger Agreement”) and the transactions contemplated thereby, including the Merger. Under the Merger Agreement, Platinum’s board of directors authorized and approved an amendment to Platinum’s bye-laws which would reduce the shareholder vote required to approve a merger with any other company from the affirmative vote of three-fourths of the votes cast at a general meeting of the shareholders to a simple majority (the “Bye-Law Amendment”), and recommended that Platinum’s shareholders approve the Bye-Law Amendment at a special meeting of Platinum’s shareholders to be called and held pursuant to the Merger Agreement to vote upon the approval and adoption of the Bye-Law Amendment, the Merger Agreement, the Statutory Merger Agreement and the Merger (the “Company Shareholder Meeting”). If the Bye-Law Amendment is approved by Platinum’s shareholders by the affirmative vote of a majority of the votes cast at the Company Shareholder Meeting, then Platinum must obtain approval of at least a majority of the votes cast at the Company Shareholder Meeting to approve and adopt the Merger Agreement, the Statutory Merger Agreement and the Merger; if the Bye-Law Amendment is not approved by Platinum’s shareholders, then Platinum must obtain approval of at least three-fourths of the votes cast at the Company Shareholder Meeting to approve and adopt the Merger Agreement, the Statutory Merger Agreement and the Merger.

Each of the parties has made customary representations and warranties in the Merger Agreement and each of the parties has agreed to certain covenants and agreements, including to conduct its respective operations in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger. In addition, Platinum has agreed not to solicit alternate transactions, subject to a customary “fiduciary out” provision which allows Platinum under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that Platinum’s board of directors has determined in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or is reasonably likely to result in a “superior proposal” and that the failure to do so would violate its fiduciary duties under applicable laws. The Merger Agreement also provides certain termination rights for both Platinum and RenaissanceRe, and further provides that upon termination of the Merger Agreement, in certain circumstances, Platinum will be required to pay RenaissanceRe a termination fee of $60.0 million. Circumstances in which this termination fee is required to be paid include if the Agreement is terminated by Platinum because it enters into an alternative transaction agreement with respect to a “superior proposal” prior to the approval by Platinum shareholders having been obtained, or by RenaissanceRe as a result of Platinum’s board of directors making an “adverse recommendation change” regarding its recommendation to Platinum shareholders with respect to the Merger prior to the approval by Platinum shareholders having been obtained.

The consummation of the Merger is conditioned, among other things, on: (i) the approval and adoption by the shareholders of Platinum of the Merger Agreement and the Statutory Merger Agreement, (ii) receipt of governmental approvals, including antitrust and insurance regulatory approvals, (iii) the absence of any law, order or injunction prohibiting the consummation of the Merger, (iv) effectiveness of the registration statement for the Parent Common Shares to be issued in the Merger, (v) approval, subject to official notice of issuance, of the Parent Common Shares to be issued in the Merger for listing on the New York Stock Exchange, (vi) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers), (vii) each party’s compliance with its covenants and agreements contained in the Merger Agreement and (viii) the absence of a Company Material Adverse Effect and a Parent Material Adverse Effect (in each case as defined in the Merger Agreement). In addition, RenaissanceRe’s obligation to consummate the Merger is conditioned on the receipt of certain required regulatory approvals without the imposition of a Burdensome Condition (as defined in the Merger Agreement).

Consummation of the transactions contemplated by the Merger Agreement is not subject to any financing condition.

The Merger is expected to close in the first half of 2015, subject to the closing conditions described above and contained in the Merger Agreement.

The foregoing summary of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the RenaissanceRe, Platinum or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the RenaissanceRe’s public disclosures.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of November 23,2014, by and among RenaissanceRe Holdings Ltd., Port Holdings Ltd. and Platinum Underwriters Holdings, Ltd., including the exhibits thereto

Important Information for Investors and Shareholders

This communication relates to a proposed merger between RenaissanceRe and Platinum that will become the subject of a registration statement on Form S-4, which will include a proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) that will provide full details of the proposed merger and the attendant benefits and risks. This communication is not a substitute for the proxy statement/prospectus or any other document that RenaissanceRe or Platinum may file with the SEC or that Platinum may send to its shareholders in connection with the proposed merger. Investors and Platinum security holders are urged to read the registration statement on Form S-4, including the definitive proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to Platinum shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain documents filed by RenaissanceRe with the SEC by contacting RenaissanceRe’s Legal Department at RenaissanceRe Holdings Ltd., Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, or via e-mail at investorrelations@renre.com; and you may obtain copies of documents filed by Platinum with the SEC by contacting Platinum’s Legal Department at Platinum Underwriters Holdings, Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke, Bermuda HM08, or visiting Platinum’s website at www.platinumre.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

RenaissanceRe, Platinum and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about RenaissanceRe’s directors and executive officers is available in RenaissanceRe’s proxy statement dated April 10, 2014 for its 2014 Annual General Meeting of Shareholders. Information about Platinum’s directors and executive officers is available in Platinum’s proxy statement dated March 21, 2014 for its 2014 Annual General Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

Cautionary Statement Regarding Forward Looking Statements

Any forward-looking statements made in this Form 8-K reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Platinum’s shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; the frequency and severity of catastrophic and other events; uncertainties in the companies’ reserving processes; the lowering or loss of any of the financial strength, claims paying or enterprise wide risk management ratings of either company or their respective subsidiaries or joint ventures; risks associated with appropriately modeling, pricing for, and contractually addressing new or potential factors in loss emergence; risks that the companies might be bound to policyholder obligations beyond their underwriting intent; risks due to the companies’ reliance on a small and decreasing number of reinsurance brokers and other distribution services; risks relating to operating in a highly competitive environment; risks relating to deteriorating market conditions; the risk that the companies’ customers may fail to make premium payments due to them; the risk of failures of the companies’ reinsurers, brokers or other counterparties to honor their obligations to the companies; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., Platinum Underwriters Bermuda, Ltd. or any of the companies’ other Bermuda subsidiaries, is subject to U.S. taxation; other risks relating to potential adverse tax developments; risks relating to adverse legislative developments; risks associated with the companies’ investment portfolios; changes in economic conditions or inflation; and other factors affecting future results disclosed in RenaissanceRe’s and Platinum’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: November 26, 2014	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	Senior Vice President, General Counsel & Corporate Secretary